United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 20, 2026

GRAHAM ALTERNATIVE INVESTMENT FUND I LLC
(Exact Name of Registrant as Specified in its Charter)

Commission File
Number 0-53965

DELAWARE	20-4897069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o GRAHAM CAPITAL MANAGEMENT, L.P.
40 Highland Avenue
Rowayton, CT  06853
(Address of principal executive offices) (zip code)

Brian Douglas
Graham Capital Management, L.P.
40 Highland Avenue
Rowayton, CT  06853
(203) 899-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 20, 2026, Pablo Calderini, previously the Vice Chairman and Co-Chief Investment Officer of Graham Capital Management, L.P., the manager (the “Manager”) of Graham Alternative Investment Fund I LLC (the “Company”), and the Manager agreed to terminate Mr. Calderini’s role in these positions as he completed his transition to a new role as a portfolio manager of the Manager.  As part of this transition, Jens Foehrenbach will assume the title of Chief Investment Officer of Graham and retains his title as President.

Mr. Calderini will operate under a new employment agreement with the Manager consistent with his role as portfolio manager.  Mr. Foehrenbach will continue to operate under his current employment agreement with the Manager.  Under that agreement, Mr. Foehrenbach receives a base salary and is eligible each year for a bonus and is also eligible for employee benefits that are made generally available to employees of the Manager.  He is also subject to various obligations during his employment with the Manager and post-termination, including restrictions on the use of the Manager’s confidential information, non-solicitation covenants and non-competition provisions.  Neither Mr. Calderini nor Mr. Foehrenbach has an employment agreement or other agreement with the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 23, 2026	GRAHAM ALTERNATIVE INVESTMENT FUND I LLC

	By:	GRAHAM CAPITAL MANAGEMENT, L.P.
its Manager

		By:	/s/ Brian Douglas
Brian Douglas, Chief Executive Officer

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